EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) of Regulation 13D-G of the Securities Exchange Act of 1934, the persons or entities below agree to the joint filing on behalf of each of them of the Statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock of General Finance Corporation, and agree that such statement is, and any amendments thereto filed by any of them will be, filed on behalf of each of them, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

Dated:           December 28, 2012

By:           /s/ Ronald L. Havner, Jr.
Name:           Ronald L. Havner, Jr.

By:           /s/ LeeAnn R. Havner
Name:           LeeAnn R. Havner

THE HAVNER FAMILY TRUST

By:           /s/ LeeAnn R. Havner
Name:           LeeAnn R. Havner
Title:           Trustee

By:           /s/ Ronald L. Havner, Jr.
Name:           Ronald L. Havner, Jr.
Title:           Trustee

JCS VENTURES II, LLC

By:           /s/ LeeAnn R. Havner
Name:           LeeAnn R. Havner
Title:           Trustee

By:           /s/ Ronald L. Havner, Jr.
Name:           Ronald L. Havner, Jr.
Title:           Trustee